Exhibit 99.1

CohBar, Inc. Announces Second Quarter 2015 Financial Results

Menlo Park, California – August 11, 2015 - CohBar, Inc. (OTCQX: CWBR and TSX-V: COB.U ), an innovative biotechnology company focused on developing mitochondria-based therapeutics (MBTs) to treat diseases associated with aging, today reported financial results for the three months ended June 30, 2015.

“We took significant steps this quarter that enhance our ability to create potential breakthrough therapeutics including expanding our team of highly experienced scientists and completing the transition to our new lab facility,” said Jon Stern, CohBar CEO. “We’re already seeing increased productivity as a result of these and other efforts during the quarter toward our goal of selecting the best mitochondria-based therapeutic candidate for preclinical activities and clinical trials.”

Second Quarter Business Highlights and Developments:

•	Shares Begin Trading on the OTCQX Best Marketplace. CohBar’s shares began trading on the OTCQX in the U.S. under the symbol “CWBR”. Trading on the OTCQX provides U.S. investors with the opportunity to acquire CohBar shares, which had previously only been readily available in the Canadian marketplace. It also expands CohBar’s market reach and audience to support future capital needs as it continues to advance its research and development programs within the new arena of mitochondria-based therapeutics.

•	CohBar Menlo Park Lab. The Company completed its transition from its former lab in Pasadena, CA and began conducting research in its new expanded laboratory facility in Menlo Park, CA. The new lab, strategically located in Silicon Valley, enables the Company to attract top scientific talent as it continues to grow and enhance its drug discovery and development activities.

•	Key Addition to CohBar’s Scientific Team. CohBar expanded its scientific leadership team with the hiring of Kent Grindstaff, Ph.D., as its Vice President of Biology. Dr. Grindstaff, formerly Vice President, Global Operations at Solvo Biotechnology USA and Principal Investigator at Xenoport, Inc. (NASDAQ), brings to CohBar extensive experience in cell biology, biochemistry and assay development.

•	Research Agreement with the University of Cincinnati. CohBar entered into a one-year service agreement with the University of Cincinnati Research Institute for the performance of a series of in vivo studies using the Company’s proprietary MBTs.

•	Scientific Advisory Board Spring 2015 Meeting. The Company held its Spring 2015 SAB Conference in Cambridge, MA focusing on CohBar’s recent scientific activities and plans along with current pharmaceutical industry developments and perspectives. In addition to presentations from CohBar’s founders and scientific team, the conference included perspectives offered by our distinguished SAB members Dr. Frank Calzone, former Scientific Executive Director at Amgen, Dr. Ronald Kahn, Mary K. Iacocca Professor, Harvard Medical School, Dr. Amir Lerman, Professor of Medicine, Cardiovascular Diseases, Mayo Clinic and Dr. Nick Livingston, VP Biology at NovaTarg and former VP, Metabolic Center for Excellence in Drug Discovery at GlaxoSmithKline.

Summary of Financial Results:

•	Cash and Investments. CohBar had cash and investments of $12,139,028 on June 30, 2015, compared to $1,194,492 on December 31, 2014.

•	R&D Expenses. Research and development expenses were $447,287 in the three months ended June 30, 2015, compared to $137,059 in the prior year, a $310,228 increase. The increase in research and development expenses was primarily due to an increase in preclinical studies related to our efforts to develop optimized MBT candidates, an increase in compensation expenses associated with the timing of the hiring of our Chief Scientific Officer and Vice President of Biology and an increase in costs related to hosting our SAB meeting in the current year quarter. This increase was offset by a decrease in research performed under arrangements with the Alzheimer’s Drug Discovery Foundation, which was completed in 2014.

•	G&A Expenses. General and administrative expenses were $418,932 in the three months ended June 30, 2015, compared to $523,869 in the prior year period, a $104,937 decrease. The decrease in general and administrative expenses was primarily due to a decrease in stock based compensation costs due to the timing and associated costs of equity grants and a decrease in recruiting costs as we incurred the fees associated with our CSO search in the prior year quarter. This decrease was offset by an increase in costs associated with being a publicly traded company.

•	Net Loss. For the three months ended June 30, 2015, net loss was $867,530, or $0.03 per share, compared to a net loss of $662,567 or $0.05 per share, for the three months ended June 30, 2014.

About CohBar

CohBar (OTCQX: CWBR and TSXV: COB.U) is a leader in the research and development of mitochondria-based therapeutics, an emerging class of drugs for the treatment of diseases associated with aging. MBTs originate from the discovery of a novel group of peptides within the genome of mitochondria, the powerhouses of the cell. This groundbreaking discovery was made by our founders, world leaders in the biology of aging, metabolism and mitochondrial genomics. MBTs offer the potential to address a broad range of diseases such as type 2 diabetes, cancer, atherosclerosis and neurodegenerative disorders.

For additional company information, please visit www.cohbar.com.

Forward-looking statements

This news release contains forward-looking statements, including: statements concerning: the company’s plans, prospects, resources and capabilities including its anticipated research and development activities. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar. These risks and uncertainties include CohBar’s ability to retain key personnel, expand its research operations, and successfully advance its drug discovery and development programs. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact:

Jeff Biunno, CFO

CohBar, Inc.

(973) 841-1233

jeff.biunno@cohbar.com

Heather Savelle

MacDougall Biomedical Communications

(781) 235-3060

hsavelle@macbiocom.com

CohBar, Inc.

Condensed Balance Sheets

	As of
	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,393,314	$1,194,492
Restricted cash	-	4,055
Investments	4,745,714	-
Prepaid expenses and other current assets	106,151	19,517
Total current assets	12,245,179	1,218,064
Property and equipment, net	209,435	4,631
Deferred offering costs	-	749,386
Other assets	17,712	1,100
Total assets	$12,472,326	$1,973,181

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$224,687	$290,073
Accrued liabilities	101,295	305,401
Accrued payroll and other compensation	80,588	103,294
Total current liabilities	406,570	698,768
Note payable, net of debt discount of $353 and $451 as of June 30, 2015 and December 31, 2014, respectively	204,907	204,809
Total liabilities	611,477	903,577

Commitments and contingencies

Stockholders’equity:
Preferred stock, $0.001 par value, Authorized - 5,000,000 shares;
Issued and outstanding as of June 30, 2015 and December 31, 2014 as follows:
Preferred stock - Series A - issued and outstanding 0 shares as of June 30, 2015 and December 31, 2014, respectively	-	-
Convertible preferred stock - Series B - issued and outstanding 0 shares as of June 30, 2015 and 5,400,000 as of December 31, 2014	-	5,400
Common stock, $0.001 par value, Authorized 75,000,000 shares;
Issued and outstanding 32,320,891 shares as of June 30, 2015 and 12,915,343 as of December 31, 2014	32,321	12,915
Additional paid-in capital	17,933,650	5,507,616
Accumulated deficit	(6,105,122)	(4,456,327)
Total stockholders’ equity	11,860,849	1,069,604
Total liabilities and stockholders’ equity	$12,472,326	$1,973,181

CohBar, Inc.

Condensed Statements of Operations

(unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2015	2014	2015	2014

Revenues	$-	$-	$-	$-

Operating expenses:
Research and development	447,287	137,059	710,047	245,332
General and administrative	418,932	523,869	935,918	668,217
Total operating expenses	866,219	660,928	1,645,965	913,549
Operating loss	(866,219)	(660,928)	(1,645,965)	(913,549)

Other income (expense):
Interest income	1,022	216	2,199	247
Interest expense	(1,756)	(1,700)	(3,512)	(3,441)
Other expense	(528)	-	(1,419)	-
Amortization of debt discount	(49)	(155)	(98)	(235)
Total other income (expense)	(1,311)	(1,639)	(2,830)	(3,429)
Net loss	$(867,530)	$(662,567)	$(1,648,795)	$(916,978)
Basic and diluted net loss per share	$(0.03)	$(0.05)	$(0.05)	$(0.07)
Weighted average common shares outstanding - basic and diluted	32,320,891	12,915,343	31,763,073	12,915,343